UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Monocle Acquisition Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-1751907
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

750 Lexington Avenue, Suite 1501 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one redeemable Warrant	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-228470
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and redeemable warrants to purchase shares of common stock of Monocle Acquisition Corporation (the “Company”). The description of the units, common stock and redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-228470) filed with the Securities and Exchange Commission on November 19, 2018, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-228470), filed with the Securities and Exchange Commission on November 19, 2018).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228470), filed with the Securities and Exchange Commission on November 21, 2018).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-228470), filed with the Securities and Exchange Commission on November 19, 2018).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228470), filed with the Securities and Exchange Commission on November 21, 2018).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228470), filed with the Securities and Exchange Commission on November 21, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228470), filed with the Securities and Exchange Commission on November 21, 2018).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228470), filed with the Securities and Exchange Commission on February 6, 2019).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228470), filed with the Securities and Exchange Commission on February 6, 2019).

10.2	Form of Registration Rights Agreement between the Registrant and securityholders (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-228470), filed with the Securities and Exchange Commission on February 6, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Monocle Acquisition Corporation

By:	/s/ Eric J. Zahler
	Name:	Eric J. Zahler
	Title:	President and Chief Executive Officer

Dated: February 6, 2019